Exhibit 16.1

March 25, 2015

Alberta Securities Commission
British Columbia Securities Commission
Saskatchewan Securities Commission
Manitoba Securities Commission
Ontario Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Securities Commission
Newfoundland Securities Commission
TSX Venture Exchange

Attention: Continuous Disclosure

Dear Sir/Mesdames:

Re:           Hunt Mining Corp. - Change of Auditors
Notice Pursuant to Part 4.11 of National Instrument 51-102

We have read the statements made by Hunt Mining Corp. in the attached copy of change of auditor notice dated March 23, 2015, which we understand will be filed pursuant to Section 4.11 of National Instrument 51-102.

We agree with the statements in the change of auditor notice dated March 23, 2015, except that our resignation was requested on January 20, 2015.

Yours very truly,

MNP LLP

Chartered Accountants

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